EXECUTION COPY



                          STRATEGIC HOTEL CAPITAL, INC.

                              18,027,513 SHARES OF
                                  COMMON STOCK,
                            PAR VALUE $0.01 PER SHARE
                                 --------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                January 24, 2006

Deutsche Bank Securities Inc.,
Wachovia Capital Markets, LLC
    as Representatives of the Underwriters
    named on Schedule I hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         Strategic Hotel Capital, Inc., a Maryland corporation (the "Company"), and those stockholders of the Company named on Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 18,027,513 shares (the "Firm Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company. The Firm Shares consist of 7,500,000 shares of Stock to be issued and sold by the Company (the "Company Firm Shares") and 10,527,513 outstanding shares of Stock to be sold by the Selling Stockholders (the "Selling Stockholders' Firm Shares"). Additionally, the Selling Stockholders propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to 2,204,127 additional outstanding shares of Stock (collectively, the "Selling Stockholders' Optional Shares" and together with the Selling Stockholders' Firm Shares, the "Selling Stockholders' Shares") and the Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, at the election of the Underwriters, up to 500,000 additional shares of Stock (the "Company Optional Shares," and together with the Company Firm Shares, the "Company Shares"). The Selling Stockholders' Optional Shares and the Company Optional Shares are herein collectively referred to as the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

         On January 21, 2006, SHC Washington, L.L.C., a Delaware limited liability company ("SHC Washington,") a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., a Delaware limited liability company (the "Operating Company"), entered into a Purchase and Sale Agreement to acquire the Four Seasons Washington, D.C. Hotel from an entity controlled by the Louis Dreyfus Property Group (such agreement, together with all other documents related to the transaction, are hereinafter referred to as the "Four Seasons Agreements") for an agreed upon purchase price of $168.9 million (such acquisition and any related financing are hereafter


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referred to as the "Four Seasons  Transaction").  The Company intends to use the net proceeds of the offering of the Shares in the manner described in the section entitled "Use of Proceeds" in the Prospectus (as defined below) relating to the Shares filed with the Securities Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). This includes, among other things, applying a portion of the net proceeds to consummate the Four Seasons Transaction.

         The Company and the Selling Stockholders acknowledge and agree that each Underwriter in providing underwriting services to the Company and the Selling Stockholders in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor on an arm's length basis and not as a fiduciary and the Company and the Selling Stockholders do not intend any Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. The Company and the Selling Stockholders shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement and the Underwriters shall have no responsibility or liability with respect thereto.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) (i) a registration statement on Form S-3 (File No. 333-126314) (the "Company's Initial Registration Statement"), in respect of the Company Shares was filed with the Commission on June 30, 2005 and (ii) a registration statement on Form S-3 (File No. 333-123612) (the "Selling Stockholders' Initial Registration Statement" and together with the Company's Initial Registration Statement, the "Initial Registration Statements"), in respect of the Selling Stockholders' Shares was filed with the Commission on June 30, 2005; the Initial Registration Statements and any post-effective amendment thereto, each in the forms heretofore delivered to you and, excluding exhibits to the Initial Registration Statements, but including all documents incorporated by reference in the prospectus included therein, were declared effective by the Commission in such forms on July 13, 2005; other than prospectus supplements filed with the Commission on August 3 and 11, 2005 and January 11, 12 and 24, 2006 pursuant to Rule 424(b)(5) or Rule 424(b)(3) under the Securities Act, an issuer free writing prospectus filed on January 12, 2006 and January 24, 2006 and a registration statement (No. 333-131264) increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, no other document with respect to the Initial Registration Statements or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission, each in the forms heretofore delivered to the Underwriters); the Initial Registration Statements, including the Base Prospectuses (as defined below) were prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the "Securities Act Regulations"); and no stop order suspending the effectiveness of the Initial Registration Statements, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the base prospectus filed as part of the Company's Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Company Shares, is


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hereinafter called the "Company's Base Prospectus"; the base prospectus filed as part of the Selling Stockholders' Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Selling Stockholders' Shares, is hereinafter called the "Selling Stockholders' Base Prospectus" and together with the Company's Base Prospectus, the "Base Prospectuses"); each preliminary prospectus (including each preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities
Act) is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statements and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration
Statements, each as amended at the time such part of the Initial Registration Statements became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; the Base Prospectuses, as amended and supplemented immediately prior to the Applicable Time (as defined in
Section 1(c) hereof), is hereinafter called the "Pricing Prospectus"; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof is
hereinafter   called  the  "Prospectus";   any  reference  herein  to  the  Base
Prospectuses,   the  Pricing  Prospectus,  any  Preliminary  Prospectus  or  the
Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such
prospectus;   any   reference  to  any  amendment  or  supplement  to  the  Base
Prospectuses,  any Preliminary  Prospectus or the Prospectus  shall be deemed to
refer  to  and  include  any   post-effective   amendment  to  the  Registration
Statements, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein, in each case after the date of the Base Prospectuses, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statements that is incorporated by reference in the Registration Statements; and any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

         (b) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Company, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through Deutsche Bank Securities Inc. ("DBS") and Wachovia Capital Markets, LLC ("WCM") expressly for use therein. It is understood and agreed that the only information furnished by the Underwriters for use in the Preliminary Prospectus, Pricing Prospectus and the Prospectus consists of: (i) the names and corresponding share amounts set forth in the table of Underwriters in the first paragraph of text under the caption "Underwriters" in such prospectus; (ii) the third paragraph of text under the caption "Underwriters" in such prospectus concerning the terms of the offering by the Underwriters; (iii) the 10th paragraph of text under the caption "Underwriters" in such prospectus concerning short sales, purchases to cover positions created by short sales and stabilizing transactions; (iv) the 13th paragraph of text under the caption "Underwriters" in such prospectus concerning penalty bids; and (v) the 15th paragraph of text under the caption "Underwriters" in such prospectus concerning the availability of such prospectus in electronic format;

         (c) for the purposes of this Agreement, the "Applicable Time" is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus (as supplemented by those Issuer Free Writing Prospectuses and other information, if any, listed in Schedule III(b) hereto, taken together (collectively, the "Pricing Disclosure Package")) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statements, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through DBS and WCM expressly for use therein;

         (d) the Registration Statements conform, and the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statements and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through DBS and WCM expressly for use therein (which such information is described in Section 1(b) hereof);

         (e) neither the Company nor any of its subsidiaries (collectively, the "subsidiaries" and each a "subsidiary") that would be required to be listed on
Exhibit 21 of an Annual Report on Form 10-K of the Company (the "Significant Subsidiaries"), including the Operating Company, has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus or as would not have, individually or in the aggregate, a Material Adverse Effect (as defined below); and, since the respective dates as of which information is given in the Pricing Disclosure Package and the

Prospectus, there has not been (i) any change in the capital stock or members' equity, as applicable, or long-term debt of the Company or any of its subsidiaries or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

         (f) the Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Pricing Disclosure Package and the Prospectus as owned by them (the "Real Property"), and good and marketable title to all personal property owned by them that are material to the business of the Company; Hotel del Partners, LP (the "HDC Owner"), together with its wholly owned direct and indirect subsidiaries, has good and marketable title in fee simple to all Hotel del Coronado real property and good and marketable title to all personal property necessary to the business of the Hotel del Coronado, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property, buildings and equipment held under lease by the Company and its subsidiaries and described in the Pricing Disclosure Package and the Prospectus are held by them under valid, subsisting and enforceable leases (each such lease, a Company Lease") with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; upon consummation of the Four Seasons Transaction, the Company will have good and marketable title in fee simple to all Four Seasons Washington D.C. Hotel real property and good and marketable title to all personal property (other than the artwork contained therein as to which the Company has a valid and enforceable license) necessary to the business of the Four Seasons Washington D.C. Hotel, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries;

         (g) (i) except for the vacant parcel of land owned by SHC Santa Monica Land, L.L.C., the Company or its subsidiaries has either (x) an owner's or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on any Real Property located in the United States or Mexico (the "North American Properties"), as the case may be, by the Company or its subsidiaries, that insures the fee or leasehold interest, as the case may be, in the North American Properties, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company's industry to be commercially reasonable in the markets where the Company's properties are located, or (y) one or more lender's title insurance policies insuring the lien of the mortgages encumbering the North American Properties with coverages, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the North American Properties; (ii) the HDC Owner has an owner's title insurance policy on the Hotel del Coronado; and (iii) upon consummation of the Four Seasons Transaction, either the Company or SHC Washington will obtain an owner's title insurance policy on the Four Seasons Washington D.C. Hotel property;

         (h) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

         (i) the Operating Company has been duly organized and is validly existing as a limited liability company, in good standing under the laws of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

         (j) each of the Company and its subsidiaries has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (k) (x) each corporate subsidiary of the Company that is a Significant Subsidiary (a "Corporate Significant Subsidiary") and each limited liability company in which the Company or one of its subsidiaries is a managing member that is a Significant Subsidiary (an "LLC Significant Subsidiary") and SHC KSL Partners, LP ("HDC Joint Venture") and the HDC Owner have been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with the power (corporate or limited liability company, as the case may be) and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, (y) all of the issued shares of capital stock of each Corporate Significant Subsidiary and all of the membership interests in each LLC Significant Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable and (except for membership interests in SHCI Santa Monica Beach Hotel, L.L.C.) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as described in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (z) SDC owns 45% of the equity interests in the HDC Joint Venture and the HDC Joint Venture owns indirectly 100% of the partnership interests in the HDC Owner, free and clear of all liens, encumbrances, equities or claims except as described in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (l) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Shares conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

         (m) the Company Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; the Selling Stockholders' Shares to be sold by the Selling Stockholders to the Underwriters hereunder have been duly and are validly authorized and fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

         (n) except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its Significant Subsidiaries, other than the limited liability company units of the Operating Company, which, upon their redemption by the holders thereof, the redemption price therefore, in the Company's discretion, may be paid in cash or in shares of Stock, or (ii) obligations of the Company or any of its subsidiaries to issue any such securities or obligations;

         (o) except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statements or otherwise registered by the Company under the Securities Act, other than (x) the holders of the 8.50% Series A Cumulative Redeemable Preferred Stock of the Company and (y) the Selling Stockholders and other the investors listed on the Selling Stockholder table on the Registration Statement on Form S-3 (File No. 333-126312) filed with the Commission on June 30, 2005 which was declared effective on July 13, 2005 pursuant to the Registration Rights Agreement (as defined below);

         (p) the issuance and sale of the Company Shares to be sold by the Company, the sale of the Selling Stockholders' Shares sold by the Selling Stockholders and compliance by the Company, the Selling Stockholders and the Operating Company with all of the provisions of this Agreement and the Four Seasons Agreements (to the extent a party thereto) and all other transactions therein contemplated by the Company or the Operating Company (to the extent a party thereto) and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Company Lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or the certificate of formation or limited liability company agreement of the Operating Company or
(iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties ("Governmental Authority"), except in the case of clauses (i) and (iii) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Effect or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

         (q) no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required for sale of the Shares or the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement or the consummation by the Company of the Four Seasons Agreements, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (r) neither the Company nor any of its  Significant  Subsidiaries is in
(i) violation of its organizational documents, or (ii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) to the extent that such default would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Effect, or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

         (s) each of the Company and the Operating Company has the power and authority to enter into and perform this Agreement, and to the extent a party thereto the Four Seasons Agreements, and to consummate the transactions contemplated herein and therein; this Agreement and the Four Seasons Agreements have been duly authorized, executed and delivered by the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto) and are legal, valid and binding agreements of the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto), enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof;

         (t) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Pricing Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary, other than any such violations, defaults, or revocations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (u) the statements set forth in the Pricing Disclosure Package and the Prospectus under the captions "Risk Factors - Tax Risks" and "Certain United States Federal Tax

Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete and fairly summarize the federal income tax considerations described therein;

         (v) the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption "Description of Common Stock" insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate, complete and fair;

         (w) the issuance and sale of the Company Shares by the Company are not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Company;

         (x) other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or threatened by others;

         (y) neither the Company nor the Operating Company is and, after giving effect to the offering and sale of the Shares, will be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

         (z) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act and the Securities Act Regulations;

         (aa) at the First Time of Delivery, the Shares will have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance;

         (bb) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law;

         (cc) the form of certificate used to represent the Stock complies in all material respects with (i) all applicable statutory requirements, (ii) any applicable requirements of the organizational documents of the Company, and
(iii) the requirements of the NYSE;

         (dd) the Company has been and is properly taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") commencing with the taxable year ending December 31, 2004, and the Company is organized and is being operated in conformity with the requirements for qualification as a REIT under the Code and the method of operation of the Company and its subsidiaries enables the Company to meet the requirements for qualification and taxation as a REIT under the Code; the Operating Company is treated as a partnership for U.S. federal income tax purposes and not as a corporation or association taxable as a corporation;

and the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;

         (ee) there are no outstanding loans, advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the officers or directors of any of its subsidiaries or any of the members of the families of any of them;

         (ff) the Company has obtained Phase I Environmental Audits with respect to the North American Properties and the Four Seasons Washington D.C. Hotel property and a Building Survey Report with respect to the Inter.Continental Prague dated June 2003 (the "Building Survey Report") and, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus or in the Phase I Environmental Audits, the Building Survey Report and other environmental documents previously delivered to the Underwriters and except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as related to the Company's Hyatt Regency hotel in New Orleans: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property (which such term for purposes of this Section 1(ff) shall include the Four Seasons Washington D.C. Hotel and the Hotel del Coronado) at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as defined below) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statutes or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in substantial compliance with Environmental Statutes; (iv) the Company has not received any notice of, and has no knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company, including without limitation a claim under or pursuant to any Environmental Statute; and (v) neither the Real Property is included nor, to the Company's knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority.

         As used herein, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Governmental Authority.

         (gg) to the Company's knowledge, except as described in the Pricing Disclosure Package and the Prospectus or where such will not have a Material Adverse Effect on any of the properties (which such term for purposes of this
Section 1(gg) shall include the Four Seasons Washington D.C. Hotel and the Hotel del Coronado) or on the Company or as related to the Company's Hyatt Regency hotel in New Orleans: (a) there have been no complaints relating to air quality or Microbial Matter at any of the properties; (b) there have been no significant incidents of water damage at any of the properties or visual evidence of Microbial Matter in any structure or system at any of the properties; (c) there have been no indications of improper design or construction of any structure at any of the properties or any system contained therein that has led or could reasonably be expected to lead to the growth of Microbial Matter; (d) there is no pending, or to Company's knowledge, threatened claim, governmental investigation or proceeding pending relating to Microbial Matter; and (e) the Company has provided true and complete copies to the Underwriters of all reports, surveys, assessments and material documents relating to Microbial Matter at any of the properties;

         For purposes of this Section 1(gg), the term "Microbial Matter" shall mean: fungi, bacterial or viral matter which reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living;

         (hh) the consolidated financial statements of the Company, together with related notes and schedules, contained in or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position and the results of operations, stockholders' equity and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

         (ii) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company's chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the Company have timely and properly made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is and, to the knowledge of the Company, all of its directors and executive officers (in their capacity as such) are, otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective;

         (jj) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

         (kk) any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

         (ll) with respect to the Hyatt Regency hotel in New Orleans, (i) the Company's insurance policy is in full force and effect, (ii) the Company is not in default under any provision of such insurance policy; (iii) neither the Company nor any of its subsidiaries has received from any insurer any notice of cancellation of such insurance or any denial of insurance coverage; (iv) neither the Company nor any subsidiary is aware of any event, circumstance or occurrence that could reasonably be expected to result in the cancellation of such insurance policy or the denial of any insurance coverage with respect to the claims made by the Company or its subsidiaries regarding the property damage caused by Hurricane Katrina and any resulting business interruption; and (v) the Company and its subsidiaries have timely and properly complied with any applicable notice or procedural provisions contained in the insurance policy when submitting the claims to the insurers or agents thereof regarding the property damage caused by Hurricane Katrina and any resulting business interruption; and

         (mm) at the earliest time after the filing of the Initial Registration Statements that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an "ineligible issuer" as defined in Rule 405 under the Securities Act.

         2. Each of the Selling Stockholders, severally but not jointly, represents and warrants to, and agrees with, the Underwriters that:

         (a) Upon payment of the purchase price by the Underwriters for the Shares to be sold by such Selling Stockholder and the delivery by such Selling Stockholder to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") of the Shares being sold by such Selling Stockholder registered in the name of Cede or such other nominee designated by DTC, both as provided for herein, and the crediting of such Shares to the Underwriters' account with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" (as defined in Section 8-303 of the New York Uniform Commercial Code (the "UCC") of such Shares, the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to such Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of such adverse claim);

         (b) such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 5 hereof), such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder, free and clear of all liens, encumbrances, equities or claims; such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder;

         (c) the execution and delivery of this Agreement by such Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated by such Selling Stockholder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the organizational documents of such Selling Stockholder or
(ii) except in each case for violations that would not materially and adversely affect the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in each case for violations that would not materially and adversely affect the consummation by such Selling Stockholder of the transactions contemplated by this Agreement;

         (d) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained;

         (e) such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Stock and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares contemplated hereby other than the Pricing Disclosure Package or the Prospectus;

         (f) the Selling Stockholders' Registration Statement, when effective, did not contain and any post-effective amendments thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package and Prospectus do not contain, and any amendments or supplements thereto will not contain, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(f) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Stockholder expressly for use in the Selling Stockholders' Registration Statement, the Pricing Disclosure Package and Prospectus or any amendments or supplements thereto. It is understood and agreed that the only information furnished by such Selling Stockholder consists of the information regarding such Selling Stockholder set forth in the section of the Pricing Disclosure Package and the Prospectus entitled "Selling Stockholders"; and

         (g) this Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

         3. (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters the Company Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Company Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, the number of Selling Stockholders' Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the total number of Selling Stockholders' Firm Shares to be sold by each Selling Stockholder as set forth opposite its respective name in Schedule II hereto by a fraction, the numerator of which is the total number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the total number of Firm Shares to be purchased by all of the Underwriters hereunder. The purchase price for each Firm Share shall be $19.05 per share.

         (b) Subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise an election to purchase Optional Shares, (i) the Company agrees to issue and sell the Company Optional Share Number of Company Optional Shares with respect to such election, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth above in Section 3(a) for each Firm Share, the number of the Company Optional Shares, if any, (to be adjusted by you as to eliminate fractional shares) determined by multiplying such Company Optional Share Number by a fraction, the numerator of which is the total number of Optional Shares which such Underwriter may purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the total number of Optional Shares that all of the Underwriters may purchase hereunder and (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth above in this Section 3(a) for each Firm Share, that portion of the number of the Selling Stockholders' Optional Shares, if any, (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the Total Selling Stockholders' Optional Share Number with respect to which such election is made by (x) a fraction the numerator of which is the total maximum number of Optional Shares that may be sold by such Selling Stockholder as set forth opposite its name on Schedule II hereto and the denominator of which is the total maximum of the Selling Stockholders' Optional Shares that may be sold by all Selling Stockholders hereunder and by (y) a fraction the numerator of which is the maximum number of the Selling Stockholders' Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Selling Stockholders' Optional Shares that all of the Underwriters are entitled to purchase hereunder. For purposes of this Agreement, "Total Selling Stockholders' Optional Share Number" shall mean, with respect to any exercise by the Underwriters of their option to purchase Optional Shares, (x) all the Optional Shares with respect to such option being exercised if the sum of (1) the Optional Shares with respect to which such option is being exercised and (2) all Optional Shares, if any, previously purchased by the Underwriters under this Agreement is less than or equal to 2,204,127, and (y) the excess, if any, of 2,204,127 over the aggregate number of Optional Shares previously purchased by the Underwriters under this Agreement, if the sum of the Optional Shares with respect to which such option is being exercised and the aggregate number of Optional Shares previously purchased by the Underwriters under this Agreement is more than 2,204,127. For purposes of this Agreement, "Company Optional Share Number" shall mean, with respect to any exercise by the Underwriters of their option to purchase Optional Shares, the excess, if any, of
(x) the sum of (1) the Optional Shares with respect to which to such option is being exercised and (2) all Optional Shares, if any, previously purchased by the Underwriters under this Agreement over (y) 2,204,127.

         (c)  The  Selling  Stockholders,  as  and to the  extent  indicated  in
Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,204,127 Selling Stockholders' Optional Shares, and the Company hereby grants to the Underwriters the right to purchase at their election up to 500,000 Company Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase the Optional Shares may be exercised in whole or in part from time to time only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of

Company Optional Shares and Selling Stockholders' Optional Shares to be purchased and the date on which such the Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, no earlier than two or later than 10 business days after the date of such notice.

         4. Upon the authorization by you of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as DBS and WCM may request upon at least 48 hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to DBS and WCM, through the facilities of DTC, for the account of such Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and the Selling Stockholders to DBS and WCM at least 48 hours in advance. The Company and the Selling Stockholders will cause the certificates or other evidence otherwise acceptable to DBS and WCM representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on January 30, 2006 or such other time and date as DBS, WCM and the Company may agree upon in writing, and, with respect to the Company Optional Shares, 9:30 a.m., New York time, on the date specified by DBS and WCM in the written notice given by DBS and WCM of the Underwriters' election to purchase such the Company Optional Shares, or such other time and date as DBS and WCM and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an "Additional Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross-receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(o) hereof, will be delivered at the offices of Paul, Hastings, Janofsky & Walker LLP (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday,
Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         6. The Company agrees with each of the Underwriters:

         (a) to prepare a prospectus supplement in a form approved by you and to file such prospectus supplement and the Base Prospectuses pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second New York Business Day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statements, any Preliminary Prospectus or Prospectus if such amendment or supplement shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statements have been filed or becomes effective or any supplement to the Prospectus or any amended
Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) if by the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statements, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, new shelf registration statements relating to the Shares, in a form satisfactory to the Underwriters and will use commercially reasonable efforts to cause such registration statements to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statements relating to the Shares. References herein to the Registration Statements shall include such new automatic shelf registration statements or such new shelf registration statements, as the case may be;

         (d) prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of each of the Preliminary Prospectus and Prospectus and from time to time, to furnish the Underwriters with written and electronic copies of such Preliminary Prospectus and Prospectus in New York City in such quantities as you may reasonably request, and, if at any time when the delivery of a prospectus is required (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any such time, upon your request but at the expense of such Underwriters, to prepare and deliver to such Underwriters as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

         (e) to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statements (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

         (f) during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Lock-up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (other than (i) pursuant to the 2004 Incentive Plan, the Employee Stock Purchase Plan and employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the Time of Delivery,
(ii) pursuant to that certain Employment Agreement, dated as of November 29, 2004, among the Company, the Operating Company and James E. Mead (which shares when issued shall be subject to the terms of the Lockup Agreement, dated as of the date hereof, of James E. Mead), and that certain Amended and Restated Employment Agreement dated June 8, 2004, between Laurence S. Geller and the Company (which shares when issued shall be subject to the terms of the Lockup Agreement, dated as of the date hereof, of Laurence S. Geller) or (iii) in consideration for the redemption or exchange of limited liability company interests in the Operating Company in accordance with the Limited Liability Company Agreement, as amended, of the Operating Company);

         (g) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statements), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (h) unless otherwise publicly available in electronic format on the website of the Company or the Commission, during a period of three years from the effective date of the Registration Statements, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (i) to use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;"

         (j) to list, subject to notice of issuance, the Shares on the NYSE;

         (k) to continue to use its best efforts to meet the requirements to qualify as a REIT under the Code and to cause the Operating Company to continue to use its best efforts to meet the requirements to qualify as a partnership under the Code, in each case unless otherwise determined by the Company's Board of Directors;

         (l) to, if requested by DBS or WCM (in their sole and reasonable discretion) in writing at least 2 Business Days prior to the Selling Stockholders' End Date (as defined below), invoke the Company's existing right under the Registration Rights Agreement (Principal Investors), dated as of June 29, 2004, with the Selling Stockholders (the "Registration Rights Agreement") to postpone a Shelf Takedown (as such term is defined in the Registration Rights Agreement) by any Selling Stockholder for an additional 45 days commencing on the date immediately following the Selling Stockholders' End Date (defined below) (or such shorter period as DBS and WCM may from time to time jointly designate); and

         (m) to not, prior to the date immediately following the Selling Stockholders' End Date, exercise the Company's existing right under the Registration Rights Agreement to postpone a Shelf Takedown by any Selling Stockholder unless so requested by DBS or WCM in accordance with Section 6(1) hereof.

         7. Each Selling Stockholder agrees with the Underwriters:

         (a) that except as otherwise agreed to by the Company and such Selling Stockholder, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, to the Underwriters of the Shares being sold by such Selling Stockholder, and the fees of counsel to such Selling Stockholder and all other costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder that are not otherwise specifically provided for in this Agreement;

         (b) that if the sale of the Shares being sold by such Selling Stockholder is not consummated by reason of any willful failure, refusal or inability on the part of such Selling Stockholder to perform any agreement hereunder to be performed by such Selling Stockholder, such Selling Stockholder will reimburse the Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market, sell and deliver such Selling Stockholder's Shares and marketing such Selling
Stockholder's Shares or in contemplation of performing their obligations hereunder;

         (c) that the obligations of such Selling Stockholder hereunder are irrevocable and shall not be terminated, except as provided in this Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, or by the occurrence of any other event. If such Selling Stockholder should liquidate, dissolve, be a party to a merger or if any other such event should occur before the delivery of the Shares being sold by such Selling Stockholder hereunder, certificates for such Shares will be delivered in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger, death or other event had not occurred;

         (d) that such Selling Stockholder will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares being sold by such Selling Stockholder, and has not effected any sales of Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K;

         (e) that such Selling Stockholder will immediately notify you if any event occurs, or of any change in information relating to such Selling Stockholder (as identified in Section 2(f) hereof), which results in the Pricing Disclosure Package or the Prospectus including an untrue statement of a material fact relating to such Selling Stockholder or omitting to state any material fact relating to such Selling Stockholder necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (f) that in order to document the Underwriters' compliance with the reporting and withholding provisions of the Code and applicable Treasury Department Regulations with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the Time of Delivery, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

         (g) during the period beginning on the date hereof and continuing to and including the 45th day after the date of the Prospectus (the "Selling Stockholders' End Date"), without the consent of DBS and WCM, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock, whether now owned or hereinafter acquired, owned directly by such Selling Stockholder (including holding as a custodian) or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the Commission (other than (i) pursuant to this Agreement or (ii) in connection with the redemption or exchange of limited liability company interests in the Operating Company in accordance with the Limited Liability Company Agreement, as amended, of the Operating Company).

         8. The Company covenants and agrees with the Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statements, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;
(ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum (if any), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (if any) and the filing fees and expenses
(including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (iv) all fees and expenses in connection with listing the Shares on the NYSE; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers the Underwriters may make. To the extent, if at all, that any of the Selling Stockholders engages legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder.

         9. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company, DBS and WCM, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) or Schedule III(b) hereto (each, a "Permitted Free Writing Prospectus");

         (b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

         (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statements, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein; and

         (d) Notwithstanding Section 9(a), the Company consents to the use by any Underwriter of a "free writing prospectus" that (i) does not trigger a filing requirement under Rule 433 of the Securities Act because (x) it is distributed to a restricted audience, and (y) contains no new material information not already included in the Base Prospectuses, Pricing Prospectus, Preliminary Prospectus or a previously filed free writing prospectus for the offering; the Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

         10. The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Operating Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statements or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Willkie Farr & Gallagher LLP, counsel for the Underwriters, shall have furnished to you its written opinion, each dated such Time of Delivery, with respect to the issuance and sales of the Shares and other related matters as you may reasonably require;

         (c) the General Counsel of the Company shall have furnished to you her written opinion, dated such Time of Delivery, in the form attached as Exhibit A hereto;

         (d) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, shall have furnished to you its written opinion and letter, each dated such Time of Delivery, in the form attached as Exhibit B hereto;

         (e) Venable LLP, special Maryland counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Exhibit C hereto;

         (f) Sullivan & Cromwell LLP, counsel for WHSHC, L.L.C. and W9/WHSHC, L.L.C. I, shall have furnished to you its written opinion, dated the Time of Delivery, in the form substantially acceptable to Sullivan & Cromwell LLP and the Underwriters;

         (g) Goodwin Procter LLP, counsel for Strategic Value Investors, LLC, The Prudential Insurance Company of America, Prudential Investment Management, Inc., PIC Realty Corporation, Prudential Assets LLC, (SHC/Olayan) Redemption Vehicle, LLC and SVI (SHC/Houston) Redemption Vehicle, LLC, shall have furnished to you its written opinion, dated the Time of Delivery, in the form in the form substantially acceptable to Goodwin Proctor LLP and the Underwriters;

         (h) on the date of the prospectus supplement, at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statements filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form attached as Exhibit D hereto;

         (i) (i) neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or members' equity, as applicable, or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

         (j) on or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (k) on or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (l) the Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

         (m) the National Association of Securities Dealers, Inc. shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

         (n) the Company shall have complied with the provisions of Section 6(d) hereof with respect to furnishing copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement;

         (o) the Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
(g) of this Section 10(o);

         (p) each Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of such Selling Stockholder reasonably satisfactory to you as to the accuracy in all material respects (except if such representation or warranty is qualified by materiality, then in all respects) of the representations and warranties of such Selling Stockholder, herein at and as of the Time of Delivery, and as to the performance by such Selling Stockholder in all material respects of its obligations hereunder to be performed at or prior to the Time of Delivery;

         (q) the Company shall have received lock-up agreements from the following executive officers and directors in the form attached as Exhibit E hereto, and such lock-up agreements shall be in full force and effect: Laurence
S. Geller; Robert S. Bowen; John C. Deterding; Thomas A. Hassard; Robert J. Watson; James Mead; Richard J. Moreau; Monte J. Huber; Paula C. Maggio; Michael Brennan; Jayson C. Cyr; Richard L. Fisher; and Stephen K. Miller; and

         (r) the Company shall have received lock-up agreements from Robert M. Falzon and Jonathan A. Langer in the forms attached at Exhibit F hereto, and such lock-up agreements shall be in full force and effect.

         11. Indemnification and Contribution.

         (a) The Company and the Operating Company each, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, the Registration Statements, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statements, the Pricing Prospectus or the Prospectus or any such amendment or supplement in reliance upon or any Issuer Free Writing Prospectus and in conformity with written information furnished to the Company by any Underwriter through DBS or WCM expressly for use therein.

         (b) Each Selling Stockholder, severally but not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary
Prospectus containing the Selling Stockholders' Base Prospectus, the Pricing Prospectus, the Selling Stockholders' Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein (which information shall be limited to the information described in Section 2(f) hereof); provided, however, that in no event shall the liability of any Selling Stockholder for indemnification under this Section 11(b) exceed the net proceeds received by such Selling Stockholder in the offering.

         (c) Each Underwriter will indemnify and hold harmless the Company, the Operating Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company, the Operating Company and the Selling Stockholders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statements, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statements, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein (which information shall be limited to the information described in Section 1(b) hereof); and will reimburse the Company, the Operating Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company, the Operating Company and the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly  after receipt by an  indemnified  party under  subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the

Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand and the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters' were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statements as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act.

         (g) Notwithstanding the foregoing, the indemnification and contribution obligations of the Company and the Selling Stockholders to each other shall be determined in accordance with Section 4.2 of the Registration Rights Agreement.

         12. Defaulting Underwriters.

         (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling

Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or any Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statements or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 12(a) with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Company Optional Shares and Selling Stockholders' Optional Shares, respectively, shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         13. Full Force and Effect. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, any Selling Stockholder or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and the Selling Stockholders in subsection (a) of
Section 11 hereof, the representations and warranties in subsections (b) and (d) of Section 1 hereof and subsections (g) and (h) of Section 2 hereof and any representation or warranty as to the accuracy of the Registration Statements or the Prospectus contained in any certificate furnished by the Company or the Selling Stockholders pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Selling Stockholders and the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statements became effective or who, with his or her consent, is named in the Registration Statements as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by DBS and WCM on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York, 10005, Attention: Equity Capital Markets, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statements, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 8 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 11 hereof.

         16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (including by facsimile), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         20. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without any party hereto imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Operating Company and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Operating Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                       Very truly yours,

                                       STRATEGIC HOTEL CAPITAL, INC.


                                       By: /s/ James Mead
                                          --------------------------------------
                                          Name:  James Mead
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


STRATEGIC HOTEL FUNDING, L.L.C.

By: Strategic Hotel Capital, Inc.,
    its Managing Member


By /s/ James Mead
  ---------------------------------------------------
  Name:  James Mead
  Title: Executive Vice President and Chief Financial Officer


Accepted as of the date hereof on behalf of each of the Underwriters:

DEUTSCHE BANK SECURITIES INC.,


By: /s/ Jeff Mortara
  ---------------------------------------------------
  Name:  Jeff Mortara
  Title: Managing Director



By: /s/ Michael Friezo
  ---------------------------------------------------
  Name:  Michael Friezo
  Title: Managing Director

WACHOVIA CAPITAL MARKETS LLC,

By: /s/ Barrett Kollme
  ---------------------------------------------------
     Name:  Barrett Kollme
     Title: Managing Director
            Equity Capital Markets

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUDENTIAL ASSETS, LLC
PIC REALTY CORPORATION
STRATEGIC VALUE INVESTORS, LLC
SHC/OLAYAN REDEMPTION VEHICLE, LLC
SVI (SHC/HOUSTON) REDEMPTION VEHICLE, LLC

By: Prudential Investment Management, Inc.,
    its Attorney-in-Fact

By: /s/ Robert M. Falzon
  ---------------------------------------------------
  Name:  Robert M. Falzon
  Title: Vice President


PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: /s/ Robert M. Falzon
  ---------------------------------------------------
  Name:  Robert M. Falzon
  Title: Vice President

WHSHC, L.L.C.
By:  WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP VII, Managing Member
By:  WH Advisors, L.L.C. VII, general partner


By: /s/ Jonathan Langer
  ---------------------------------------------------
  Name:  Jonathan Langer
  Title: Vice President


W9/WHSHC, L.L.C.
By:  WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP IX, Managing Member
By:  WH Advisors, L.L.C. IX, general partner

By: /s/ Jonathan Langer
  ---------------------------------------------------
  Name:  Jonathan Langer
  Title: Vice President

                                                      SCHEDULE I
                                                      ----------

                                                                                             NUMBER OF
                                                                              NUMBER OF       SELLING
                                                                               COMPANY      STOCKHOLDERS'
                                                                               OPTIONAL       OPTIONAL
                                          TOTAL NUMBER                       SHARES TO BE   SHARES TO BE           NUMBER OF
                      TOTAL NUMBER OF      OF SELLING                        PURCHASED IF   PURCHASED IF       OPTIONAL SHARES TO
                       COMPANY FIRM       STOCKHOLDERS'     TOTAL NUMBER       MAXIMUM        MAXIMUM           BE PURCHASED IF
                       SHARES TO BE      FIRM SHARES TO    OF FIRM SHARES      OPTION         OPTION             MAXIMUM OPTION
   UNDERWRITER          PURCHASED         BE PURCHASED     TO BE PURCHASED    EXERCISED      EXERCISED             EXERCISED

----------------------------------------------------------------------------------------------------------------------------------
DEUTSCHE BANK
SECURITIES INC.         4,631,250           6,500,739        11,131,989        308,750        1,361,049              1,669,799

WACHOVIA CAPITAL
MARKETS, LLC            2,493,750           3,500,398         5,994,148        166,250          732,872                899,122

GOLDMAN SACHS & CO.       375,000             526,376           901,376         25,000          110,206                135,206

----------------------------------------------------------------------------------------------------------------------------------

          TOTAL         7,500,000          10,527,513        18,027,513        500,000        2,204,127              2,704,127

                                           SCHEDULE II
                                           -----------


                                                                                           NUMBER OF SELLING
                                                                                     STOCKHOLDERS' OPTIONAL SHARES
                                                              TOTAL NUMBER OF        TO BE SOLD IF MAXIMUM OPTION
                                                           SELLING STOCKHOLDERS'             IS EXERCISED
                      SELLING STOCKHOLDER                 FIRM SHARES TO BE SOLD
------------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America                       212,002                      44,387
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

Prudential Investment Management, Inc.                             16,334                       3,421
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

Strategic Value Investors, LLC                                  2,901,449                     607,471
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

Prudential Assets, LLC                                            624,614                     130,774
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

PIC Realty Corporation                                            484,060                     101,347
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

(SHC/Olayan) Redemption Vehicle, LLC                              154,140                      32,272
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

SVI (SHC/Houston) Redemption Vehicle, LLC                         199,462                      41,760
c/o Prudential Financial, Inc.
8 Campus Drive, 4th Floor, Parsippany, New Jersey
07054-4493

                                                                                           NUMBER OF SELLING
                                                                                     STOCKHOLDERS' OPTIONAL SHARES
                                                              TOTAL NUMBER OF        TO BE SOLD IF MAXIMUM OPTION
                                                           SELLING STOCKHOLDERS'             IS EXERCISED
                      SELLING STOCKHOLDER                 FIRM SHARES TO BE SOLD
------------------------------------------------------------------------------------------------------------------
WHSHC, L.L.C.                                                     3,067,810                   642,302
c/o Whitehall Street Real Estate Limited Partnership VII
85 Broad Street
New York, New York 10004
Telephone: (212) 902-1000
Facsimile No.: (212) 357-5505

W9/WHSHC, L.L.C. I                                                2,867,642                   600,393
c/o Whitehall Street Real Estate Limited Partnership IX
85 Broad Street
New York, New York 10004
Telephone: (212) 902-1000
Facsimile No.: (212) 357-5505
------------------------------------------------------------------------------------------------------------------
                             TOTAL                               10,527,513                 2,204,127

                                  SCHEDULE III
                                  ------------

(A) ISSUER FREE WRITING PROSPECTUSES NOT INCLUDED IN THE PRICING DISCLOSURE PACKAGE

None.









(B) MATERIAL OTHER THAN THE PRICING PROSPECTUS THAT COMPRISE THE PRICING DISCLOSURE PACKAGE

Pricing Term Sheet.